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                                                                   EXHIBIT 10.87

                          SCHWAB, BENNETT & ASSOCIATES
                             MANAGEMENT CONSULTANTS
                          9000 SUNSET BLVD., SUITE 800
                              LOS ANGELES, CA 90069
                                 (310) 205-6900
                               FAX: (310) 205-6915





May 15, 1995

Paul Berlin
Optimum Care
30011 Ivy Glen Drive
Laguna Niguel, California 92677

Dear Paul:

We are very pleased that you have asked us to render consulting services in connection with the development of a mental health integrated delivery system and any other matters which may arise out of such (the "Consultation Matter").

This letter shall serve to outline the scope of our services, confirm that we are in mutual agreement with respect to the work that we are expected to perform on your behalf, set forth the financial arrangements pursuant to which Schwab, Bennett & Associates will undertake to render service for you, and confirm your approval of the arrangements set forth herein.

         1.       Our services shall consist of advising OPTIMUM CARE regarding:

                  -        General strategy
                  -        Acquisitions
                  -        Product Development
                  -        Integrated delivery
                  -        Other matters as appropriate

         2. In consideration of our rendering services to you in connection with the Consultation Matter, you shall furnish to Schwab, Bennett & Associates a retainer of $10,000, in advance of our rendering services, to be applied against our overall fee. In no circumstance shall our fee for the first 90 days of the consultation be more than $80,000. Compensation for the consultation will be in the form of 50% cash and 50% stock valued at mutually agreed upon market price. Partner's hourly rates are $225.00 to $275.00,


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professional associates rates range from $75.00 to $150.00 per hour. Support staff time is billed at $35.00.

         3. In addition to the payment of the consultation fees set forth in paragraph 2, you agree to reimburse Schwab, Bennett & Associates for all reasonable costs and expenses incurred in the scope of our rendering services to you, including in-house expenses such as long distance telephone, conference calls, photocopying ($.05 per page) and printing costs associated with your reports, messenger service necessary for your project, travel to your meetings ($.25/mile) and the fees of experts or other third parties (i.e., design firms, attorneys) which you authorize us to employ for you.

         4. We shall send you periodic statements for fees and costs incurred by us on your behalf, and you agree to pay these statements within ten (10) days following your receipt of such statements. In the event that these fees or costs are not paid within forty-five days of the closing date of the monthly statement, i.e., the date that appears on the statements, there shall be a charge of interest at an annualized rate of twelve percent (12%) compounded monthly, posted to your account each month based upon the unpaid balance.

         5. This arrangement shall continue until completion of Phase One, or until otherwise terminated by either of us at any time by 30 days written notice. When our service concludes, all unpaid charges will immediately become due and payable.

         If the foregoing terms and conditions of our engagement are acceptable to you, please indicate your approval by signing where indicated on the enclosed copy of this letter and returning the countersigned letter to me.

We look forward to working with you.

It is agreed that the areas of the Consultation also include the elements noted on the attached proposal.

Sincerely,



Ted Schwab
Partner




ACCEPTED AND AGREED TO:

I have read and understood the foregoing terms and agree to them, as of the date set forth below.

NAME


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DATE



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PURPOSE

Expand the market opportunities and financial success of Optimum Care by building strategic partnership with outpatient providers and moving into new markets.

THE PROPOSAL

                AREAS OF THE CONSULTATION                           COST (IN 000S)                    PEOPLE
----------------------------------------------------------     -------------------------     -------------------------
BUSINESS PLAN
   Incorporate new business lines                               $5 - $10                      Ted
   Financial proforma                                           $6 - $10                      Peter
   Expansion                                                    $5 - $10                      Ted & Peter
MARKET NEEDS
   Review market study                                          $1.5 - $2                     Ted & Ginger
   Qualitative update                                           $2 - $3                       Ted & Ginger
   Focus results to Optimum                                     $1.5 - $3                     Ted
PRODUCT DEVELOPMENT
   Commercial market                                            $4 - $6                       Ted & Ginger
   Medicare market                                              $4 - $6                       Ted & Daun
   Medi-Cal market                                              $4 - $6                       Ted & Daun
BUILD THE NETWORK
   Westside                                                     $5 - $7                       Ted
   Inland Empire                                                $5 - $7                       Ted
   San Fernando Valley                                          $5 - $7                       Ted
   Review Orange County (due diligence)                         $5 - $7                       Ted
MARKETING PLAN
   Commercial Market                                            $10 - $12                     Ted & Ginger
   Medicaid Market                                              $5 - $7                       Ted & Daun
   Medicare Market                                              $5 - $7                       Ted & Daun
TOTAL                                                           $73 - $100

PRICE
Consultant Rates
Schwab                                               $225
Cowen                                                $185
Martin                                               $150
Wilson                                               $100


Ability to take equity in the project is negotiable.